          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant     /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

  / /    Preliminary Proxy Statement
  /X/    Definitive Proxy Statement
  / /    Definitive Additional Materials
  / /    Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                             WESTERN WATER COMPANY
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


                             WESTERN WATER COMPANY
-------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

  / /    $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(l), or
         14a-6(j)(2).

  / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

  / /    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies:

                 ---------------------------------------------------------------

         2)      Aggregate number of securities to which transaction applies:

                 ---------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                 ---------------------------------------------------------------

         4)      Proposed maximum aggregate value of transaction:

                 ---------------------------------------------------------------

         Set forth the amount on which the filing fee is calculated and state how it was determined.

  /X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:

                   $125
                 ---------------------------------------------------------------

         2)      Form, Schedule or Registration Statement No.:

                   Schedule 14A (Preliminary Proxy)
                 ---------------------------------------------------------------

         3)      Filing Party:

                   Western Water Company
                 ---------------------------------------------------------------

         4)      Date Filed:

                   October 22, 1996
                 ---------------------------------------------------------------

                             WESTERN WATER COMPANY
                          4660 LA JOLLA VILLAGE DRIVE
                                   SUITE 825
                          SAN DIEGO, CALIFORNIA  92122

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                DECEMBER 4, 1996


         Notice is hereby given that the Annual Meeting of Stockholders of Western Water Company, a Delaware corporation (the "Company"), will be held at the Hyatt Regency La Jolla at Aventine, the Athenia Room, San Diego, California on Wednesday, December 4, 1996, at 2:00 p.m. P.S.T., for the following purposes:

         (1) To elect one member of the Company's Board of Directors for the ensuing period;

         (2) To amend Article IV of the Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 10,000,000 shares to 20,000,000 shares;

         (3) To amend Article IV of the Certificate of Incorporation to delete the reference to, and description of the previously outstanding Series A Cumulative Convertible Redeemable Preferred Stock;

         (4) To approve an amendment to the Company's 1993 Stock Option Plan to increase from 400,000 to 800,000 the number of shares available for option grants;

         (5) To ratify the appointment of Harlan & Boettger as the independent accountants of the Company for the fiscal year ending March 31, 1997; and

         (6) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Your attention is directed to the accompanying proxy statement. Only stockholders of record at the close of business on October 29, 1996 will be entitled to notice of and to vote at the meeting and any adjournment thereof.

         Please sign, date and complete the enclosed proxy and return it promptly in the accompanying pre-addressed envelope, whether or not you expect to attend the Annual Meeting, to ensure that your shares will be represented. A majority of the outstanding shares of voting stock must be represented (in person or by proxy) at the Annual Meeting in order that business may be transacted. Therefore, your promptness in returning the enclosed proxy will help to ensure that the Company will not have to bear the expense of undertaking a second solicitation. A stockholder who executes and returns the accompanying proxy may revoke such proxy at any time before it is voted at the Annual Meeting by following the procedures set forth in the attached proxy.



                                       By Order of the Board of Directors



                                       Marilyn Buseman Dreyer
                                       Secretary


San Diego, California
November 4, 1996

              PLEASE SIGN AND DATE THE ENCLOSED FORM OF PROXY AND
               MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE,
                IN ORDER TO ENSURE THAT YOUR VOTES ARE COUNTED.

                             WESTERN WATER COMPANY
                          4660 LA JOLLA VILLAGE DRIVE
                                   SUITE 825
                          SAN DIEGO, CALIFORNIA  92122


                                PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS

                                DECEMBER 4, 1996

                                  INTRODUCTION

PERSONS MAKING THE SOLICITATION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Western Water Company (the "Company") of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on December 4, 1996, and at any adjournment thereof. This proxy statement is first being mailed to stockholders on or about November 4, 1996. You are requested to sign, date and return the enclosed proxy card in order to ensure that your shares are represented at the meeting.

         A form of proxy is enclosed for your use. The shares represented by each properly executed unrevoked proxy will be voted as directed by the stockholder executing the proxy. If no direction is made, the shares represented by each properly executed unrevoked proxy will be voted "FOR" (i) the election of management's nominee for the Board of Directors, (ii) the amendment to Article IV of the Certificate of Incorporation to increase the number of authorized shares of Common Stock; (iii) the amendment of Section IV of the Certificate of Incorporation to delete the reference to, and description of the Series A Cumulative Convertible Redeemable Preferred Stock; (iv) the approval of the amendment of the Company's 1993 Stock Option Plan to increase from 400,000 to 800,000 the number of shares available for option grants; and
(v) the ratification of the appointment of Harlan & Boettger as the independent accountants of the Company for the fiscal year ending March 31, 1997. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote the proxy in accordance with their best judgment.

         It is contemplated that the solicitation of proxies will be made primarily by mail. Should it, however, appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, telegraph, or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. In following up the original solicitation of proxies by mail, the Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares eligible to vote at the Annual Meeting and will reimburse them for their expenses in so doing. The Company has no present plans to hire special employees or pay solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.

REVOCABILITY OF PROXY

         Any proxy given by a stockholder of the Company may be revoked at any time before it is voted at the Annual Meeting by a written notice to the Secretary of the Company, or upon request if the stockholder is present at the meeting. Each valid proxy returned that is not revoked, unless indicated otherwise on the proxy card, will be voted in the election of directors for the nominee as described herein.

VOTING SECURITIES

         Holders of record of the Company's Common Stock, $.001 par value (the "Common Stock"), of the Company at the close of business on October 29, 1996 are entitled to notice of and to vote at the meeting or any adjournment thereof. The outstanding voting securities of the Company on October 29, 1996 consisted of 8,092,326 shares of Common Stock. As of October 29, 1996, no shares of Series A Cumulative Convertible Redeemable Preferred Stock ("Series A Preferred Stock") were outstanding. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the Annual Meeting.

         Holders of Common Stock are entitled to cast one vote per share on each matter presented for consideration and action by the stockholders. Abstentions may be specified as to all proposals to be brought before the Annual Meeting other than the election of directors. Approval of the proposals to amend the Certificate of Incorporation will require the affirmative vote of a majority of the outstanding shares of Common Stock; ratification of the Company's independent accountants and approval of the amendment to the 1993 Stock Option Plan will require the affirmative vote of at least a majority in voting interest of the stockholders present in person or by proxy at the Annual Meeting and entitled to vote thereon. Accordingly, as to the proposals to amend the Certificate of Incorporation, an abstention will have the effect of a negative vote on that proposal. However, with respect to the amendment of the 1993 Stock Option Plan, if a broker indicates that it does not have authority to vote certain shares, those votes will not be considered as shares present and entitled to vote with respect to that proposal and therefore will have no effect on the outcome of the vote.

         The Director to be elected at the Annual Meeting will be elected by a plurality of the votes cast. Only votes cast for a nominee will be counted, except that each properly executed unrevoked proxy will be voted for management's nominee for the Board of Directors in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on a proxy to withhold authority to vote for management's nominee will result in the nominee receiving fewer votes.

                              ELECTION OF DIRECTOR

         The authorized number of Directors of the Company is currently fixed at four and is divided into three classes, two of the classes having one member and the third having two members. The Directors in each class are elected for three-year terms, so that the term of office of one class of Directors expires at each annual meeting. For election as a Director at the Annual Meeting, the Board of Directors has approved the nomination of William D. Watt to serve a three-year term expiring in 1999.

         If Mr. Watt becomes unavailable for election, the accompanying proxy will be voted for the election of such person, if any, as shall be recommended by the Board of Directors, or will be voted in favor of holding a vacancy to be filled at a later date by the Directors.

         The following chart sets forth biographical information concerning (i) the nominee for election as Director and (ii) the other Directors who will continue in office after the meeting.



                 NOMINEE FOR ELECTION TO TERM EXPIRING IN 1999

                                             CURRENT                      PRINCIPAL OCCUPATION FOR THE
                                         POSITIONS WITH                        PAST FIVE YEARS AND
NAME                       AGE               COMPANY                       CERTAIN OTHER DIRECTORSHIPS
----                       ---               -------                       ---------------------------
William D. Watt             57                None               From August 1995 to present, Mr. Watt has been
                                                                 a principal and a director of SCCOT Financial
                                                                 Group Incorporated, a privately held
                                                                 investment banking firm; from 1973 through
                                                                 August, 1995, he was a general partner at
                                                                 Lazard Freres & Co., an investment banking
                                                                 firm.





                                       2.

        DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE MEETING

                                             CURRENT                      PRINCIPAL OCCUPATION FOR THE
                                         POSITIONS WITH                        PAST FIVE YEARS AND
NAME                       AGE               COMPANY                       CERTAIN OTHER DIRECTORSHIPS
----                       ---               -------                       ---------------------------
Incumbent Directors Whose Terms of Office Will Expire in 1997

Peter L. Jensen             45   Director, October 1984 to       From 1984 to April 1989, President and Chief
                                 present; Chairman, President    Operating Officer of the Company; from 1983 to
                                 and Chief Executive Officer,    April 1989, Director, President and Chief
                                 April 1989 to present           Operating Officer of Yuba Natural Resources,
                                                                 Inc. ("YNR"); from April 1989 to August 1990,
                                                                 Director, President and Chief Executive
                                                                 Officer of YNR; from August 1990 to July 1994,
                                                                 Director of Yuba WestGold, Inc. (formerly
                                                                 known as YNR).


Incumbent Directors Whose Terms of Office Will Expire in 1998

Jay B. Abramson             35   Director, April 1993 to         From August 1986 to present, Executive Vice
                                 present                         President and General Counsel of Cramer
                                                                 Rosenthal McGlynn, Inc., a privately held
                                                                 investment company.

John H. Huston              45   Vice President, February 1992   From November 1993 to present, Chairman of
                                 to present, Director,           Integrated Water Technologies, Inc. (formerly
                                 November 1994 to present        BCI Geonetics, Inc.); from 1983 to 1992, owner
                                                                 or co-owner of the Procyon Group; from 1987 to
                                                                 March 1992, the date on which Nigel
                                                                 Corporation was acquired by the Company,
                                                                 director and executive officer of Nigel
                                                                 Corporation.


COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         During the fiscal year ended March 31, 1996, the Board of Directors held 11 meetings. Each Director attended all of the meetings. Jeffrey A. Smith has resigned from the Board of Directors effective August 16, 1996. During the fiscal year ended March 31, 1996, the Company's Compensation Committee and Audit Committee each consisted of Mr. Abramson and Mr. Smith. The Board of Directors currently expects that Mr. Watt will replace Mr. Smith on both the Compensation Committee and the Audit Committee. During the fiscal year ended March 31, 1996, the Compensation Committee held one meeting and the Audit Committee held one meeting. The Compensation Committee establishes all executive compensation arrangements and administers the Company's stock option plans. The Company's Audit Committee reviews the independence, professional services, fees, plans and results of the independent auditors' engagement and recommends their retention or discharge to the Board of Directors. Other than the Compensation Committee and the Audit Committee, the Company has no other committees of its Board of Directors.





                                       3.

                               EXECUTIVE OFFICERS

The following chart sets forth information concerning the executive officers of the Company.

                                            CURRENT POSITIONS             PRINCIPAL OCCUPATION OR EMPLOYMENT
           NAME               AGE              WITH COMPANY                     DURING PAST FIVE YEARS
--------------------------    ---    -----------------------------    ------------------------------------------
Peter L. Jensen                45    Director, October 1984 to        From 1984 to April 1989, President and
                                     present; Chairman, President     Chief Operating Officer of the Company;
                                     and Chief Executive Officer,     from 1983 to April 1989, Director,
                                     April 1989 to present            President and Chief Operating Officer of
                                                                      YNR; from April 1989 to August 1990,
                                                                      Director, President and Chief Executive
                                                                      Officer of YNR; from August 1990 to July
                                                                      1994, Director of Yuba WestGold, Inc.
                                                                      (formerly known as YNR).
Marilyn Buseman Dreyer,        50    Chief Financial Officer and      From 1985 to August 1990, Vice President
  C.P.A.                             Secretary, August 1990 to        of Finance and Secretary of YNR; from 1986
                                     present                          to August 1990, Chief Financial Officer of
                                                                      YNR

John H. Huston                 45    Vice President, February 1992    From November 1993 to present, Chairman of
                                     to present, Director, November   Integrated Water Technologies, Inc.
                                     1994 to present                  (formerly BCI Geonetics, Inc.); from 1983
                                                                      to 1992, owner or co-owner of the Procyon
                                                                      Group; from 1987 to March 1992, the date
                                                                      on which Nigel Corporation was acquired by
                                                                      the Company, director and executive
                                                                      officer of Nigel Corporation.

Eric R. Robbins                34    Vice President, November 29,     January 1995 to November 1995, Vice
                                     1995 to present                  President at L.H. Friend, Weinress,
                                                                      Frankson & Presson; January 1994 to
                                                                      January 1995, Senior Vice President -
                                                                      Public Finance at Chilton & O'Connor,
                                                                      Incorporated; December 1992 to January
                                                                      1994, Vice President at Sutro & Co.
                                                                      Incorporated; November 1990 to December
                                                                      1992, Finance Budget Manager for the
                                                                      California Department of Finance; and from
                                                                      March 1988 to November 1990, Senior
                                                                      Consultant, California Assembly Water,
                                                                      Parks & Wildlife Committee.





                                       4.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 29, 1996 by
(i) each person (including any "group" as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known by the Company to own more than 5% of the outstanding Common Stock; (ii) each of the Company's Directors and Director nominees; (iii) each of the executive officers named in the compensation tables included in this Proxy Statement; and (iv) all officers, Directors and Director nominees of the Company as a group. As of October 29, 1996, there were no outstanding shares of the Company's Series A Preferred Stock.



              Name and Address of                                                Percent of
               Beneficial Owner                          Number of Shares       Common Stock
         ----------------------------                  --------------------- ------------------
         Peter L. Jensen
         4660 La Jolla Village Dr.
         Suite 825
         San Diego, CA  92122  . . . . . . . . . . .           328,870(1)            4.0%

         John H. Huston
         4660 La Jolla Village Dr.
         Suite 825
         San Diego, CA  92122  . . . . . . . . . . .           291,126(2)            3.6%
         Jay B. Abramson
         520 Madison Avenue
         35th Floor
         New York, NY  10022 . . . . . . . . . . . .         1,175,900(3)           14.4%

         William Watt
         Suite 1450
         230 Park Ave.
         New York, NY  10169 . . . . . . . . . . . .               -0-                 0%
         James W. Harpel(4)
         237 Park Avenue, #952
         New York, NY 10017  . . . . . . . . . . . .           453,200               5.6%

         All directors and executive
           officers as a group
           (5 persons) . . . . . . . . . . . . . . .         1,890,928(5)           22.7%

-------------------------

(1) Includes 80,000 of Common Stock shares issuable upon exercise of currently exercisable options.

(2) Includes 72,000 shares of Common Stock issuable upon exercise of currently exercisable options.

(3) Consists of 60,000 shares of Common Stock issuable upon exercise of currently exercisable options, 20,000 shares of Common Stock owned directly by Mr. Abramson, 233,600 shares of Common Stock owned by partnerships as to which Mr. Abramson has shared voting power and shared investment power and 862,300 shares, over which a corporation as investment advisor, has shared voting and shared investment power.

(4) Based on information contained in a statement on Schedule 13D filed by the named person on January 18, 1996 and subsequent information provided by the named person to the Company.

(5) Includes 242,000 of Common Stock shares issuable upon exercise of currently exercisable options.





                                       5.

                             EXECUTIVE COMPENSATION

         Summary Compensation Table. The following tables set forth certain information concerning the annual and long-term compensation for services rendered to the Company in all capacities for the fiscal years ended March 31, 1996, 1995 and 1994 of (i) all persons who served as the Chief Executive Officer of the Company during the fiscal year ended March 31, 1996 and (ii) each of the other executive officers of the Company whose total annual salary and bonus during the fiscal year ended March 31, 1996 exceeded $100,000. (The Chief Executive Officer and the other named officers are collectively referred to as the "Named Executives.")

                                                                                                 Long-Term
                                                                                                Compensation
                                                  Summary Compensation Table                       Awards
                                  ---------------------------------------------------------- -----------------
                                                                                                Number Stock
                                                                                               Option Shares
Name and Principal Position              Year               Salary              Bonus             Granted
---------------------------       ------------------  ------------------  ------------------ -----------------
Peter L. Jensen                          1996                $198,510           $ -0-               60,000
  Chairman, President and                1995                $180,000           $ -0-                  -0-
    Chief Executive Officer              1994                $203,359           $ -0-               60,000

John H. Huston                           1996                $157,115           $ -0-               36,000
  Vice President                         1995                $140,655           $ -0-                  -0-
                                         1994                $ 87,624           $ -0-              100,000

         Option Grants. The following table provides information on stock options granted in the fiscal year ended March 31, 1996 to the Named Executives.


              OPTIONS GRANTED IN FISCAL YEAR ENDED MARCH 31, 1996


                                             Individual Grants                          Potential Realizable
                         ----------------------------------------------------------    Value at Assumed Annual
                                        Percentage of                                      Rates of Stock
                                        Total Options                                        Appreciation
                                          Granted to    Exercise or                      For Option Term(3)
                            Options      Employees in    Base Price      Expiration   --------------------------
          Name            Granted(1)     Fiscal Year    (per share)(2)      Date           5%            10%
------------------------ ------------  ---------------  --------------   ----------   ------------- ------------
Peter L. Jensen            60,000            44%            $15.125       Nov. 2005     $570,700    $1,446,300
John H. Huston             36,000            27%            $15.125       Nov. 2005     $342,400    $  867,800


------------------
(1) 34% of the options are exercisable on the date of grant, 33% one year from the date of grant, and 33% two years from the date of grant.

(2) All options were granted at a price greater than the market value (the closing stock price for the Company's Common Stock as reported on the Nasdaq National Market) on the date of grant.

(3) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.





                                       6.

        AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED MARCH 31, 1996
                        AND FISCAL YEAR-END OPTION VALUE


         Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values. The following table sets forth information regarding stock options that were exercised by the Named Executives during the last fiscal year and the number and value of unexercised options owned at March 31, 1996 by the Named Executives.

                                                              Number of                      Value of
                                                         Unexercised Options           Unexercised Options
                          Shares                          at March 31, 1996             at March 31, 1996
                         Acquired         Value           -----------------             -----------------
Name                    on Exercise    Realized(2)   Exercisable   Unexercisable   Exercisable    Unexercisable
----                    -----------    -----------   -----------   -------------   -----------    -------------
Peter L. Jensen          96,150(1)     $1,376,147       80,000        40,000        $1,520,000       $760,000
John H. Huston           40,000           582,500       72,000        24,000        $  860,000       $ 93,000

----------------

(1) 1,850 of the shares of Common Stock acquired upon the exercise of the option were donated to a charitable organization.

(2) The computation of the value realized amount is the aggregate difference between the option exercise price and the closing price of the Company's common stock on the Nasdaq National Market on the date of exercise.


         Director Compensation. Directors who are not employees of the Company presently receive an annual fee of $10,000. In addition, all directors are reimbursed for all out-of-pocket expenses incurred by them in connection with attending board meetings. Each non-employee director will automatically be granted an option on the first business day of each fiscal year to purchase 10,000 shares of Common Stock at an exercise price equal to the average of the high and low bid prices for the Common Stock as reported by The Nasdaq Stock Market for the 20 trading days preceding the date of grant of such option. If the Common Stock is listed on the New York or American Stock Exchange on the date of grant of the option, the high and low sale prices shall be used in place of the high and low bid prices. All such options will be exercisable on the date of grant as to 3,332 shares, with additional increments of 3,334 becoming exercisable on the first and second anniversary of grant. In accordance with the foregoing provisions, options to purchase 10,000 shares were granted to each of Mr. Smith and Mr. Abramson on April 1, 1995 and April 1, 1996, which options had an exercise price of $13.867 per share and $18.697 per share, respectively. The option granted to Mr. Smith in April 1996 expired unexercised following his resignation from the Company's Board of Directors.

         Employment Agreements. Peter Jensen serves as Chairman of the Board and Chief Executive Officer of the Company pursuant to the terms of an employment agreement, which may be terminated without cause on three years written notice by the Company, and immediately for cause (including the commission of any felonious act and gross negligence in the performance of his duties). Effective November 1995, Mr. Jensen is entitled to a minimum annual salary of $210,000, subject to adjustment for cost of living increases. Mr. Jensen is also entitled to other specified benefits such as reimbursement for expenses.

         John Huston serves as Vice President of the Company pursuant to the terms of an employment agreement that may be terminated by the Company without cause on three-years' notice, and immediately for cause (including the commission of any felonious act and gross negligence in the performance of his duties). Effective November 1995, Mr. Huston is entitled to a minimum annual salary of $175,000, subject to an adjustment for cost of living increases, and to other specified benefits such as reimbursement for expenses.

         Eric R. Robbins serves as Vice President of the Company pursuant to a two year employment agreement that expires on November 28, 1997. Pursuant to the employment agreement, Mr. Robbins will be paid a salary of $120,000 for the first year of his employment and a salary of $130,000 for the second year. In connection with his employment with the Company, Mr. Robbins was granted an option to purchase 60,000 shares of Common Stock at an exercise price of $15.125 per share. Of the options, 20,000 shares vested immediately upon his employment, 20,000 shares will vest after the first anniversary of his employment and the balance will vest after the second anniversary of his employment. The options shall remain wholly exercisable until November 28, 2005. The





                                       7.

employment agreement may be terminated without cause for any reason at any time on six months' written notice by the Company or Mr. Robbins.

BOARD OF DIRECTORS INTERLOCKS AND INSIDER PARTICIPATION

         During the last completed fiscal year, the Company's Compensation Committee consisted of Mr. Abramson and Mr. Smith. Neither Mr. Abramson nor Mr. Smith are, or were, officers of the Company. Mr. Smith has resigned from the Board of Directors and from the Compensation Committee. Upon William Watt's election, the Board of Directors intends to appoint William Watt to fill the vacancy on the Compensation Committee created by Mr. Smith's resignation. The Compensation Committee fixes the compensation of executive officers and administers the Company's two stock option plans.

STOCK OPTION PLANS
         The Company currently has two stock option plans in effect.

         1990 Stock Option Plan. Pursuant to a 1990 Stock Option Plan (the "1990 Plan") adopted by the Company on July 20, 1990, 400,000 shares of Common Stock are reserved for issuance upon exercise of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options that may be granted to officers, directors, employees, consultants and others performing services for the Company. The 1990 Plan is currently administered by the Compensation Committee of the Board of Directors (previously by the full Board), which designates the optionees, exercise prices and dates of grant. The exercise price may not be less than 100% of the fair market value of the Common Stock on the date of grant (110% for qualified options with respect to optionees who are 10% or more shareholders of the Company). Options are nonassignable and may be exercised only by the option holder while in the service of the Company or within 30 days after termination of employment or cessation of services to the Company (one year for terminations resulting from death or disability). Options may be exercisable from the date they are granted and, if they are exercisable in installments, may be exercised on a cumulative basis at any time before expiration. All options expire no later than ten years from the date of grant.

         1993 Stock Option Plan. The 1993 Stock Option Plan (the "1993 Plan") authorizes the granting of both incentive stock options within the meaning of
Section 422 of the Code, and nonstatutory stock options to officers, non-employee directors, employees, consultants and others performing services for the Company to purchase in the aggregate 400,000 shares of the Company's Common Stock. There are currently four officers, one non-employee director and four other employees of the Company who would be eligible for the grant of options. The 1993 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee designates the optionees, number of options, exercise prices, dates of grant, exercise period and other terms and conditions.

         The purchase price to be paid upon exercise of each incentive stock option granted pursuant to the 1993 Plan will be at least 100% of the fair market value of the Common Stock on the date the option is granted, or 110% of such fair market value in the case of any optionee holding in excess of 10% of the combined voting power of all classes of the Company's capital stock (or the stock of a parent or subsidiary of the Company) as of the date of grant. Fair market value shall mean the average of the bid and asked closing price of the Company's Common Stock. The purchase price of each nonstatutory option granted to officers and other key employees shall be determined by the Compensation Committee. The purchase price is payable in full by cash, check, surrender of Common Stock of the Company having a market value equal to the option price of the shares to be purchased, or so-called cashless exercises as permitted by law, or any combination of cash, check, shares and cashless exercises. The Compensation Committee in its sole discretion may extend credit to pay the purchase price of the shares of Common Stock acquired upon exercise of an option, such credit to be evidenced by optionee's interest-bearing promissory note and secured by the Common Stock issued on exercise of the option. The Compensation Committee will have complete discretion to establish the amount and terms of any credit extended. The Compensation Committee will also have complete discretion to determine the interest rate to be charged on such credit.





                                       8.

         Options granted under the 1993 Plan become exercisable and shall expire on such dates as determined by the Compensation Committee, provided, however, that no term may exceed ten years from the date of grant, or five years from the date of grant in the case of any optionee holding more than 10 percent of the combined voting power of all classes of the Company's capital stock (or the stock of a parent or subsidiary of the Company) as of the date of grant. After options become exercisable they may be exercised at any time or from time to time as to any part thereof. The Compensation Committee may, at any time after grant of the option and from time to time increase the number of shares purchasable in any installment, subject to certain limitations.

         Options granted under the 1993 Plan will expire on such date as the Committee shall determine. Options will not be transferable except by will or by the laws of descent and distribution; during the life of the person to whom the option is granted, that person alone may exercise them. All rights to exercise options terminate 30 days from the date a grantee ceases to be an employee of the Company or any subsidiary for any reason other than death or disability.

         If a grantee dies while in the employ of the Company, his or her option may be exercised at any time within 12 months following the grantee's death by his or her estate or by the person or persons to whom the grantee's rights under the option passed by will or operation of law, but only to the extent such option was exercisable by the grantee at the time of his or her death. Except for certain stated provisions covering termination, disability or death, no option may be exercised after the expiration of its original term.

         The 1993 Plan also provides that each non-employee director will automatically be granted an option on the first business day of each fiscal year to purchase 10,000 shares of Common Stock at an exercise price equal to the average of the high and low bid prices for the Common Stock as reported by The Nasdaq Stock Market for the 20 trading days preceding the date of grant of such option.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         During the fiscal year ended March 31, 1996, the Compensation Committee was comprised of Messrs. Jeffrey A. Smith and Jay B. Abramson. Mr. Smith resigned as a Director and member of the Compensation Committee on August 16, 1996. The Board of Directors has not yet filled the vacancy on the Compensation Committee created by Mr. Smith's resignation. However, the Board of Directors intends to appoint Mr. Watt to the Compensation Committee following his election to the Board of Directors.

          Mr. Jensen is the Company's Chief Executive Officer. Mr. Jensen's compensation for the fiscal year ended March 31, 1996 was based primarily on his three-year employment contract with the Company, which agreement was entered into in January 1994. Under the terms of Mr. Jensen's employment contract, Mr. Jensen's annual base salary is $180,000, subject to annual
adjustments for cost-of-living increases.   In order to reflect increases in
the compensation levels of executive officers at comparable public companies, the Compensation Committee, effective November 1995, increased Mr. Jensen's annual base salary to $210,000.

         In February 1994, the Company entered into an employment contract with John Huston pursuant to which he was to receive an annual salary of $135,000, subject to annual adjustments for cost-of-living increases. Effective November 1995, the annual base salary of Mr. Huston was increased to $175,000 to reflect salary levels at comparable public companies and to reflect Mr. Huston's current duties at the Company.

         In the Compensation Committee's opinion, Mr. Jensen's and Mr. Huston's significant stockholdings of the Company, as well as their holdings of long-term incentive options, are expected to provide motivation for these individuals to optimize overall Company performance. In the Compensation Committee's opinion, Mr. Jensen and Mr. Huston are properly compensated at the present time, based on their current duties, when compared with others in similar positions in comparably sized companies in the geographic area.

         No member of the past Compensation Committee is, or during Fiscal 1996 was, a former officer or employee of the Company or of its subsidiary.


                                        Fiscal 1996 Compensation Committee:

                                        Jeffrey A. Smith and Jay B. Abramson






                                       9.

                         COMPARATIVE STOCK PERFORMANCE

         The chart below sets forth a line graph comparing the performance of the Company's Common Stock against the Total Return Index for the Nasdaq Stock Market (US) ("Nasdaq Broad Market Index") and the Nasdaq Non-Financial Stocks Index for the period commencing March 28, 1991 and ending March 31, 1996. The chart sets the value of an investment in Western Water Company Common Stock and the value of each index at 100 on March 28, 1991 and assumes that dividends were reinvested.

         The stockholder return shown on the following graph is not necessarily indicative of future performance.



                         COMPARATIVE STOCK PERFORMANCE

                                    [GRAPH]

                                       3/28/91     3/31/92     3/31/93      3/31/94      3/31/95      3/31/96
                                       -------     -------     -------      -------      -------      -------
Company's Common Stock                 100.00      490.79      581.68       963.40     1,272.42      1,841.98
Nasdaq Broad Market Index              100.00      127.45      146.51       158.15       275.93        238.83
Nasdaq Non-Financial Stock Index       100.00      124.51      134.34       147.38       161.49        217.82





                                      10.

                   INCREASE AUTHORIZED NUMBER OF COMMON STOCK

         The Board of Directors has approved, and has voted to recommend to the stockholders that they approve, an amendment to Article IV of the Company's Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue. The Company proposes to increase its authorized Common Stock to 20,000,000 shares, which will then be available for issuance from time to time, for such purposes and such consideration, and on such terms, as the Board of Directors may approve, and no further vote of the stockholders of the Company will be required except in certain transactions as provided under the Delaware General Corporation Law.

         As of October 29, 1996, there were issued and outstanding 8,092,326 shares of Common Stock. Of the unissued shares of Common Stock, 263,332 shares were reserved for issuance pursuant to the Company's 1990 Stock Option Plan, 389,674 shares were reserved for issuance pursuant to the Company's 1993 Stock Option Plan, 945,746 have been reserved for issuance upon the conversion of the Company's outstanding 9% Convertible Subordinated Debentures, and 98,000 have been reserved for issuance upon the exercise of currently outstanding warrants. Consequently, assuming all of the foregoing shares are issued, the Company presently has available for issuance only 210,922 additional shares of Common Stock out of the 10,000,000 shares currently authorized under the Company's Certificate of Incorporation. In addition, pursuant to the proposal to amend the 1993 Plan at the Annual Meeting, the Company proposes to reserve an additional 400,000 shares for possible issuance upon the grant of options under the 1993 Plan.

         The Board of Directors believes that it is in the best interests of the Company to increase the number of authorized shares of Common Stock at this time in light of the limited availability of shares. An increase in the authorized shares will give the Company some flexibility in its financial planning and enable the Company to respond quickly to possible contingencies and opportunities in which the issuance of shares of Common Stock in amounts greater than would otherwise remain available for issuance may be deemed advisable, such as in equity financings or in acquisition transactions. By adopting the proposed amendment to Article IV of the Certificate of Incorporation at this time, consummation of issuances of additional shares of Common Stock would be facilitated, because the delay and expense incident to the calling of a special meeting of the Company's stockholders, in cases where such a meeting would not otherwise be required, would be avoided. The timing of the actual issuance of additional shares of Common Stock, if any, will depend upon market conditions, the specific purpose for which the stock is to be issued, and other factors. Any additional issuance of Common Stock could have a dilutive effect on existing holders of Common Stock. The Company currently has no plans for the issuance of any unreserved shares of Common Stock for which authorization is sought.

         The terms of the additional shares of Common Stock for which authorization is sought will be identical to the terms of shares of Common Stock currently authorized and outstanding, and approval of the proposed amendment will not affect the terms, or the rights of the holders, of such currently authorized and outstanding shares. Pursuant to the Certificate of Incorporation, the holders of currently authorized and outstanding Common Stock have no preemptive rights to subscribe for any shares of the additional Common Stock for which authorization is sought.

         If adopted by the stockholders, this proposal to increase the number of shares of Common Stock that the Company is authorized to issue will become effective upon the filing of a certificate of amendment to Certificate of Incorporation with the Delaware Secretary of State, which filing is expected to occur shortly after the Annual Meeting.


                   AMENDMENT TO CERTIFICATE OF INCORPORATION
                       TO DELETE SERIES A PREFERRED STOCK

         As of the date of this Proxy Statement, there were no shares of the Series A Preferred Stock outstanding. All previously issued and outstanding shares of Series A Preferred Stock were converted into Common Stock in 1995. Pursuant to the Certificate of Incorporation, all such shares have been canceled and have reverted to authorized but unissued shares of Preferred Stock undesignated as to series. Accordingly, the Board of Directors of the Company, by resolution, has retired the shares of Series A Preferred Stock. Any continued reference to the Series A Preferred Stock in the Certificate of Incorporation being, therefore, unnecessary, the Board of Directors proposes to remove such reference and submits the matter to a stockholder vote for ratification.





                                      11.

         If adopted by the stockholders, this proposal to eliminate any reference to the Series A Preferred Stock in the Certificate of Incorporation will become effective upon the filing of the Certificate of Amendment to Certificate of Incorporation with the Delaware Secretary of State, which filing is expected to occur shortly after the Annual Meeting.

               AMENDMENT TO THE COMPANY'S 1993 STOCK OPTION PLAN
              TO INCREASE THE NUMBER OF SHARES COVERED BY THE PLAN

         The Board of Directors has approved, and has voted to recommend to the stockholders that they approve, an amendment to the Company's 1993 Stock Option Plan (the "1993 Plan") to increase the number of shares of Common Stock that may be issued upon the exercise of options provided under the 1993 Plan from 400,000 shares to 800,000 shares. The amendment to Section 4 of the 1993 Plan is set forth as Appendix B to this Proxy Statement. For a summary description of certain material features of the 1993 Plan, see "Executive Compensation - Stock Option Plans," above.

         The Board of Directors believes that the Company's existing stock option plans have played a major role in enabling the Company to attract and retain officers, directors, and other key employees. Options granted to such individuals provide long-term incentives to enter the employ of the Company, remain in the employ of the Company, and to further the performance of the Company. The Company may seek to recruit additional personnel, and may wish to grant options to such individuals. As of the date of this Proxy Statement, of the 400,000 shares of Common Stock initially available for grant under the 1993 Plan, shares for 10,326 have been issued upon the exercise of options, and options for 292,326 shares had been granted. Accordingly, options to purchase only a total of 97,348 additional shares of Common Stock may be issued in the future. To allow the Company to continue to obtain the benefit of incentives available under a stock option plan, the Company's Board of Directors has adopted and recommended for submission to the stockholders for their approval a proposal to increase the number of shares that may be issued upon the exercise of options granted under the 1993 Plan. Pursuant to Section 13 of the 1993 Plan, the increase must be approved by the affirmative vote of a majority of the shares of the Company's Common Stock represented in person or by proxy and voting at the Annual Meeting, assuming that a quorum is present.

         The following table sets forth with respect to each executive officer, all current executive officers as a group, all current non-employee directors as a group, and all non-executive officers as a group, the number of shares of Common Stock subject to options granted under the 1993 Plan as of the date of this Proxy Statement, and the average per-share exercise price of such options.

                                                                   Options Granted
                                          ------------------------------------------------------------------
          Name of Individual or                   Number of Shares                 Average Per-Share
            Identity of Group                    Subject to Options                Exercise Price (1)
----------------------------------------- -------------------------------- ---------------------------------
Peter L. Jensen, current President
  and Chief Executive Officer . . . . .                  120,000                          $10.281
John H. Huston, current
  Vice President  . . . . . . . . . . .                   36,000                          $15.125
Executive Officers Group (4 persons)  .                  231,000                          $12.609
Non-Employee Directors Group
  (1 person)  . . . . . . . . . . . . .                   30,000                          $14.875
Non-Executive Officers/Employee
  Group (2 persons) . . . . . . . . . .                   21,000                          $15.125
---------------------

(1) These amounts are based on a weighted average exercise price and then dividing by the total number of options for such category. The closing price of the Common Stock issuable upon the exercise of any options under the 1993 Plan as of October 29, 1996 was $18.50 per share.





                                      12.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, as well as persons who own more than ten percent of the Company's Common Stock, to file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Directors, executive officers and greater-than-ten-percent stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of copies of reports filed with the Commission and submitted to the Company since March 31, 1995 and on representations by certain directors and executive officers of the Company, the Company believes that, with the exception of delinquent filings referred to below, all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis during the past fiscal year. Eric Robbins, a Vice President of the Company, failed to timely file the Form 3 regarding his employment with the Company.

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed the firm of Harlan & Boettger as the Company's independent auditors for the year ended March 31, 1997, subject to ratification by the stockholders. Harlan & Boettger has audited the Company's financial statements since June 1991. A representative of Harlan & Boettger is expected to attend the Company's Annual Meeting. He or she will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of Harlan & Boettger as the Company's independent public accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Harlan & Boettger to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.





                                      13.

        STOCKHOLDER PROPOSALS AT THE NEXT ANNUAL MEETING OF STOCKHOLDERS

         Stockholders of the Company who intend to submit proposals to the Company's stockholders at the next annual meeting of stockholders must submit such proposals to the Company no later than July 5, 1997 in order for such proposals to be included in the proxy materials. Stockholder proposals should be submitted to Marilyn Buseman Dreyer, Secretary, Western Water Company, 4660 La Jolla Village Drive, Suite 825, San Diego, California 92122.

         During the past few years the Company has held its annual meeting of stockholders during March of each year. Because the Company's fiscal year ends March 31, the proxy statements and annual reports that were distributed in connection with such meetings contained financial information that was almost one year old. In order to provide the Company's stockholders with more current financial information, the Company this year decided to hold its annual stockholder meeting during the calendar year in which the March 31 financial statements are released. This change has caused this year's annual meeting to be postponed from March 1996 to the date of the Annual Meeting.

                                 OTHER MATTERS

         If any matters not referred to in this Proxy Statement should properly come before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment. Management is not aware of any such matters that may be presented for action at the meeting. Matters incident to the conduct of the meeting may be voted upon pursuant to the proxies.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

          The Company will furnish without charge a copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 as filed with the Securities and Exchange Commission to any stockholder desiring a copy. Stockholders may write to the Company at:

                     Western Water Company
                     4660 La Jolla Village Drive
                     Suite 825
                     San Diego, California  92122
                     Attn:  Marilyn Buseman Dreyer



                                       By Order of the Board of Directors



                                       Marilyn Buseman Dreyer
                                       Secretary


November 4, 1996





                                      14.

                                   APPENDIX A


        4. STOCK SUBJECT TO PLAN. There shall be reserved for issue upon the exercise of options granted under the Plan 800,000 shares of Common Stock of the Parent ("Stock") or the number of shares of Stock, which, in accordance with the provisions of Section 10 hereof, shall be substituted therefor. Such shares may be treasury shares. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, unpurchased shares subject thereto shall again be available for the purposes of the Plan.





                                      15.